SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               October 31, 2008
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                             American TonerServ Corp.
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               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On October 31, 2008, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with iPrint Technologies, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), iPrint Technologies, Inc., a California corporation ("iPrint"), and Chad Solter, Darrell Tso, and Scott Muckley (the "Selling Shareholders"), who own all of the stock of iPrint, relating to the purchase of all of the assets of iPrint's retail business of providing printing supplies and service to a variety of companies. The closing of the Agreement also occurred on October 31, 2008.
     The purchase price for the acquisition consisted of $1.5 million in cash; $3.5 million in the form of four promissory notes; 5,847,953 shares of common stock valued at $1.5 million; and warrants to purchase 200,000 shares of the Company's common stock at $0.30 per share. The Subsidiary also assumed liabilities of iPrint of approximately $990,000 and the obligations of iPrint under certain contracts and facilities leases. The assets acquired by the Subsidiary include approximately $1,290,000 in accounts receivable.

     One of the promissory notes, in the amount of $500,000, bears interest at the rate of 10% per annum and is due and payable in full on November 30, 2008.

     Two of the promissory notes (the "Short-Term Notes"), which are each in the amount of $575,000 and bear interest at the rate of 5% per annum. One of the Short-Term Notes is due within 120 days after the closing date. The other Short-Term Note is due in full on the earlier of (i) forty-five (45) days following the end of the second full calendar quarter (i.e., January through March, April through June, July through September, or October through December, as applicable) following the Closing Date in which the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Subsidiary for such period meets or exceeds $250,000; (ii) if not paid at the end of the second such quarter, then forty-five (45) days following the end of the first full three consecutive calendar months thereafter in which EBITDA of the Subsidiary for such period meets or exceeds an amount equal to $250,000; or (iii) if not paid before, on the one (1) year anniversary of the closing date.

     One of the promissory notes (the "Long-Term Note"), in the amount of $1,850,000, bears interest at the rate of 5% per annum and due and payable in forty-eight (48) equal monthly installments, commencing on the thirteenth
(13) month following the closing date. At the option of the holder, all or a portion of the outstanding principal and unpaid accrued interest of the Long-term Note may be converted into shares of common stock of the Company at a conversion price of (i) $0.50 per share if the conversion occurs on or before the thirteenth (13) month following the closing date, or (ii) $1.00 per share if the conversion occurs after the date that is thirteenth (13) months following the closing date.

     The promissory notes are secured by the assets purchased from iPrint other than inventory and accounts receivable.

     The Short-Term Notes and the Long-Term Note are subject to reductions in the event that the amount of net working capital acquired in the transaction

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is less than $380,000.  The Long-Term Note is also subject to reduction in the event that the amount of EBITDA of the Subsidiary for the 12 months following the closing date is less than $1,000,000.

     The 5,847,953 shares of the Company's common stock issued in the transaction are being held in escrow pursuant to an escrow agreement until 24 months after the closing date, at which time it will be delivered to iPrint. The common stock shall be subject to offset in an amount equal to any damages for which the Company or the Subsidiary is entitled to be indemnified pursuant to the Agreement, but only if and to the extent that the principal balance of the Long-term Note has been reduced to zero as a result of the possible adjustments described above.


     The forgoing is not intended to be a complete summary of the terms of the Agreement or the promissory notes copies of which are filed as exhibits to this report.


ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On October 31, 2008, iPrint Technologies, LLC, a Delaware limited liability and a wholly owned subsidiary of the Company acquired all of the assets of iPrint's retail business of providing printing supplies and service to a variety of companies including Fortune 1000 companies, nationwide. iPrint's business operations are located in Chatsworth, California, in the Los Angeles area and in Larkspur, California, in the Bay Area. The purchase price paid for the assets is described in Item 1.01 of this report. The cash paid in the transaction came from the sales of securities as described in
Item 3.02 of this report.

     In connection with the acquisition, the Subsidiary entered into employment agreements with each of the three Selling Shareholders, and has offered employment to approximately 13 employees of iPrint.

     iPrint and its affiliates had no prior material relationships with the Company or its affiliates prior to this transaction. Pursuant to the terms of the Agreement, Chad Solter, one of the Selling Shareholders, shall have the right to attend all meetings of the Company's Board of Directors as a nonvoting observer for a term of twelve (12) months following the closing date.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On October 31, 2008, the Company closed on an offering of Units, each Unit consisting of a 10% Convertible Promissory Note in the amount of $103,830 (the "Notes") and warrants to purchase 125,000 shares of the Company Common Stock (the "Warrants"). The Notes will bear interest at 10% per annum and will be payable interest only for the first twelve months following the date of the Notes. During the first twelve months, the principal amount of the Notes will be convertible into common stock of the Company at a conversion price of $0.30 per share. The Warrants will be exercisable for a period of three years following the closing of the offering at an exercise price of $0.30 per share. A total of 16.4 Units have been sold at an offering price of $100,000 per Unit to nine accredited investors, for a total of $1,640,000 in gross proceeds. Certain Directors of the Company have

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personally guaranteed the Notes, and these Directors will receive Warrants with the same terms and conditions as those included in the Units as compensation for providing such guarantees.

     In connection with the sale of the Units, the Company relied upon the exemptions provided by Section 4(2) of the Securities Act of 1933 (the "Act"), and Rule 506 under the Act. The securities were sold to persons who the Company reasonably believes are "Accredited Investors," as defined under the Act, who had access to complete information concerning the Company. Each investor was given a private placement memorandum that provided detailed information about the Company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed subscription documents representing that they were acquiring the securities for investment purposes only. A Form D will be filed with the SEC in connection with the offering. A restrictive legend will be placed on the certificates representing the securities issued.

     Among the investors in the Units is Mark Warnell, an employee and Human Resources Manager of the Company, who purchased one-half Unit for $50,000.

     As part of the consideration paid for the acquisition of assets of iPrint described in Item 1.01 and 2.01 of this report, the Company issued 5,847,953 shares of its Common Stock to iPrint which shares were not registered under the Act. In connection with the issuance of the Common Stock to iPrint, the Company relied upon the exemptions provided by Section 4(2) of the Act. The Company reasonably believes that iPrint is an "Accredited Investor," as defined under the Act. iPrint had access to complete information concerning the Company and was given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. iPrint represented that it was acquiring the securities for investment purposes only. A restrictive legend will be placed on the certificate representing the Common Stock issued to iPrint.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The financial statements of iPrint Technologies, Inc. will be filed by amendment within 71 calendar days of November 6, 2008.

(b) Pro forma financial information.

     The pro forma financial information related to the acquisition of the assets of iPrint Technologies, Inc. of will be filed by amendment within 71 calendar days of November 6, 2008.

(c) Exhibits.

     The exhibits identified below are filed as part of this report:

     2.1 Asset Purchase Agreement dated as of October 31, 2008, among American TonerServ Corp., iPrint Technologies, LLC, a Delaware limited liability company, iPrint Technologies, Inc., a California corporation, Chad Solter, Darrell Tso, and Scott Muckley.

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    10.1   Promissory Note due November 30, 2008 to iPrint Technologies, Inc.

    10.2   Short-Term Promissory Note No. 1 to iPrint Technologies, Inc.

    10.3   Short-Term Promissory Note No. 2 to iPrint Technologies, Inc.

    10.4   Long-Term Promissory Note to iPrint Technologies, Inc.

    10.5   Security Agreement with iPrint Technologies, Inc.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: November 6, 2008          By: /s/ Daniel J. Brinker
                                      Daniel J. Brinker
                                      President































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